UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021 (January 26, 2021)

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 26, 2021, the Board of Directors of Valero Energy Corporation (the “Company”) approved and adopted an amended and restated Code of Business Conduct and Ethics (the “Code”), which became effective as of January 26, 2021. The Code is applicable to all directors, officers, and employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. Principal revisions to the Code include the following, among others:

•	emphasizing the Company’s core values and guiding principles;

•

clarifying existing areas of importance when acting ethically and with integrity, including human rights, data privacy, expectations of business partners, external communications, including social media, and political participation; and

•	improving the readability of the Code, including the addition of graphics and question and answer examples.

A copy of the revised Code is available on the Company’s website at www.valero.com (under Investors > ESG > Governance Documents). The foregoing summary is qualified in its entirety by the full text of the Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The other contents of the Company’s website are not incorporated by reference in this report.

Item 8.01	Other Events.

On January 26, 2021, the Board of Directors of the Company approved the Diamond Green Diesel joint venture’s construction of a new 470 million gallons per year renewable diesel plant (“DGD 3”) at the Company’s Port Arthur, Texas refinery. The new plant is expected to commence operations in the second half of 2023, which is expected to increase the total annual production capacity of the Company’s Diamond Green Diesel joint venture to approximately 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha. The Company’s joint venture partner has also approved DGD 3.

Item 9.01	Financial Statements and Exhibits.

(d)

14.1	Valero Energy Corporation Code of Business Conduct and Ethics (as amended and restated, effective January 26, 2021).

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

Safe-Harbor Statement

Statements contained in this communication that state the Company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the Company’s control, including but not limited to the impacts of COVID-19. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on the Company’s website at www.valero.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: January 29, 2021	by:	/s/ Richard J. Walsh
Richard J. Walsh
Senior Vice President and General Counsel